Exhibit 99.1

FOR IMMEDIATE RELEASE

Hudson Technologies, Inc. Announces Closing of

Public Offering of Common Stock and Full Exercise of

Underwriters' Option to Purchase Additional Shares

PEARL RIVER, NY, December 14, 2016 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced today the closing of its previously announced underwritten public offering of 7,392,856 shares of its common stock, which includes the full exercise by the underwriters of their option to purchase 965,285 shares of common stock to cover over-allotments. Net proceeds from the sale of common stock, including as a result of the option exercise, after deducting underwriting discounts and estimated offering expenses were approximately $48.4 million.

Hudson Technologies intends to use the net proceeds from this offering for working capital and general corporate purposes which may include, among other things, funding acquisitions, although the Company has no present commitments or agreements with respect to any such transactions. Hudson Technologies may also use a portion of the proceeds to reduce or repay indebtedness under its loan agreement with its existing commercial lender.

William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC acted as joint book-running managers. Roth Capital Partners and B. Riley & Co., LLC acted as co-managers for the offering.

The offering was made by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting William Blair & Company, L.L.C. at 222 West Adams Street, Chicago, IL 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com; or by contacting Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at (612) 334-6300, or by email at prospectus@craig-hallum.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson Technologies’ proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, Hudson Technologies’ anticipated use of proceeds from the offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at http://www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in the forward-looking statements contained herein and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com